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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 11, 2006, relating to the financial statements and financial highlights appearing in the October 31, 2006 Annual Reports to Shareholders of Vanguard Selected Value Fund and Vanguard Mid-Cap Growth Fund, and our report dated December 18, 2006, relating to the financial statements and financial highlights appearing in the October 31, 2006 Annual Report to Shareholders of Vanguard International Explorer Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.








PricewaterhouseCoopers LLP
Philadelphia, PA
February 16, 2007